Exhibit 10.43

CONSULTING AGREEMENT

AGREEMENT dated as of the 1st day of October, 2020, by and among SolarMax Technology, Inc., a Nevada corporation with its principal office at 3080 12th Street, Riverside, California 92507 (the “Company”) and Ching Liu, an individual with an address at 2810 Steeplechase Lane, Diamond Bar, California 91765 (“Consultant”), each a “Party” and together the “Parties”.

W I T N E S S E T H:

WHEREAS, prior to February 24, 2020, Consultant served as an executive officer of the Company and, since February 24, 2020, Consultant has been performing services for the Company as a consultant, and the Parties desire to set forth in this Agreement the terms of Consultant’s consulting relationship; and

WHEREAS, the Company desires to retain the services of Consultant to continue her services relating to project procurement management for the Company and its subsidiaries, and Consultant desires to perform such services on the terms set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, the Parties agree as follows:

1. Engagement and Term. The Company hereby engages Consultant, and Consultant hereby accepts the engagement to provide the Company the services of the Consultant to act as consultant to the Company for a term (the “Term”) commencing on the date of this Agreement and ending on March 31, 2021, and continuing thereafter on a month-to-month basis until terminated by either party on not less than ten days’ notice prior to the end of the initial tern or any one month extension, unless this Agreement is terminated earlier pursuant to Section 6 of this Agreement. Consultant agrees to serve as a consultant on and subject to the terms of this Agreement.

2. Services.  The consulting services (the “Services”) to be provided by Consultant pursuant to this Agreement are to be mutually agreed upon by the Company and Consultant shall include, but shall not be limited to, services relating to creating of relationships with outside vendors and suppliers for renewable energy products and services. The services shall include initiating and planning, selecting, contract writing, monitoring, and closing and completing renewable energy projects. Consultant shall report to the Company’s chief executive officer or such other senior officer as may be designated by the Company’s chief executive officer. Consultant shall perform the Services required of Consultant in accordance this the terms and conditions of this Agreement in the best interest of the Company. In performing the Services, Consultant shall devote such time as Consultant deems necessary, in her reasonable judgment and discretion, with the consent of the Company’s chief executive officer, toward the performance of her duties hereunder. Consultant shall perform the Services in a reasonable manner and in the best interests of the Company.

3. Independent Contractor. The relationship between Consultant and the Company is as an independent contractor. Nothing in this Agreement creates a joint venture, partnership, or the relationship of principal and agent, or employee and employer between the Parties; and no Party has the authority to bind any other Party by representation, declaration or admission, or to make any contract or commitment on behalf of any other Party or to pledge any other Party’s credit. Consultant shall be responsible for her own estimated tax payments.

4. Compensation.  As compensation for the Services during the Term, the Company shall pay Consultant compensation at the monthly rate of $3,000, payable at the end of each calendar month, the first and last payments being based on the number of days worked during the month as a percentage of the total number of days in the month. The monthly rate is inclusive of all applicable taxes, if any, which must be deducted under applicable law from payments due to Consultant.

5. Reimbursement of Expenses.  The Company shall reimburse the Consultant, upon presentation of proper expense statements, for all authorized, ordinary and necessary out-of-pocket expenses reasonably incurred by Consultant during the Term in connection with the performance of Services pursuant to this Agreement in accordance with the Company’s expense reimbursement policy; provided that all travel expenses and any other expenses of more than $250 in the aggregate shall require the Company’s prior approval.

6. Termination.

(a) This Agreement shall terminate upon the Consultant’s death.

(b) This Agreement and Consultant’s engagement pursuant to this Agreement may be terminated by Consultant or the Company on not less than ten days’ written notice in the event of the Consultant’s Disability. The term “Disability” shall mean any illness, disability or incapacity of the Consultant which prevents her from substantially performing her regular duties for a period of one month or six weeks, even though not consecutive, in any twelve-month period.

(c) This Agreement and Consultant’s engagement pursuant to this Agreement may be immediately terminated by the Company for Cause.  The term “Cause” shall mean:

(i) repeated failure of Consultant to perform material instructions from the executive officer to whom the Consultant reports, provided that such instructions are reasonable and consistent with the Consultant’s duties as set forth in Section 2 of this Agreement

(ii) a breach of Section 7 or 8 of this Agreement;

(iii) a breach of trust whereby the Consultant obtains personal gain or benefit at the expense of or to the detriment of the Company or any of its affiliates without prior disclosure;

(iv) any fraudulent or dishonest conduct by the Consultant or any other conduct by the Consultant which damages the Company or any of its affiliates or their property, business or reputation;

(v) a conviction of, or guilty plea or plea of nolo contendere by, the Consultant of (x) any felony or (y) any other crime involving fraud, theft, embezzlement or use or possession of illegal substances; or

7. Trade Secrets and Proprietary Information.

(a) Consultant recognizes and acknowledges that the Company, through the expenditure of considerable time and money, has developed and will continue to develop in the future information concerning customers, clients, marketing, patents, products, services, business, research and development activities and operational methods of the Company and its customers or clients, contracts, financial or other data, technical data or any other confidential or proprietary information possessed, owned or used by the Company, the disclosure of which could or does have a material adverse effect on the Company, its business, any business it proposes to engage in, its operations, financial condition or prospects and that the same are confidential and proprietary and considered “Confidential Information” of the Company for the purposes of this Agreement. In consideration of her engagement as a consultant, Consultant agrees that she will not, during or after the Term, without the consent of the Company make any disclosure of Confidential Information now or hereafter possessed by the Company, to any person, partnership, corporation or entity either during or after the Term, except that nothing in this Agreement shall be construed to prohibit Consultant from using or disclosing such information (a) if such disclosure is necessary in the normal course of the Company’s business in accordance with Company policies or instructions or authorization from the Company, (b) such information shall have become public knowledge other than by or as a result of disclosure by a person not having a right to make such disclosure, (c) complying with legal process as provided in Section 7(b) of this Agreement, or (d) subsequent to the Term, if such information shall have either (i) been developed by Consultant independent of any of the Company’s confidential or proprietary information or (ii) been disclosed to Consultant by a person not subject to a confidentiality agreement with or other obligation of confidentiality to the Company. For the purposes of Sections 7 and 8 of this Agreement, the term “Company” shall include the Company, its parent, its subsidiaries and affiliates.

(b) In the event that any Confidential Information is required to be produced by Consultant pursuant to legal process, Consultant shall give the Company notice of such legal process within a reasonable time, but not later than ten business days prior to the date such disclosure is to be made, unless Consultant has received less notice, in which event Consultant shall immediately notify the Company. The Company shall have the right to object to any such disclosure, and if the Company objects (at the Company’s cost and expense) in a timely manner, Consultant shall not make any disclosure until there has been a court determination on the Company’s objections. If disclosure is required by a court order, final beyond right of review, or if the Company does not object to the disclosure, Consultant shall make disclosure only to the extent that disclosure is required by the court order, and Consultant will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information.

(c) Consultant shall, upon expiration or termination of the Term, or earlier at the request of the Company, turn over to the Company all documents, papers, computer disks or other material in Consultant’s possession or under Consultant’s control which may contain or be derived from Confidential Information. To the extent that any Confidential Information is on Consultant’s hard drive or other storage media, she shall, upon the request of the Company, cause such information to be erased from her computer disks and all other storage media.

8. Covenant Regarding Improper Use of Confidential Information.

(a) During the period from the date of this Agreement until one (1) year following the date on which Consultant’s employment is terminated, Consultant will not, directly or indirectly:

(i) Utilize the Company’s Confidential Information to persuade or attempt to persuade any person or entity which is or was a customer, client or supplier of the Company to cease doing business with the Company, or to reduce the amount of business it does with the Company (the terms “customer” and “client” as used in this Section 8 to include any potential customer or client to whom the Company submitted bids or proposals, or with whom the Company conducted negotiations, during the term of Consultant’s employment or during the twelve (12) months preceding the termination of her employment;

(ii) Utilize the Company’s Confidential Information to solicit for herself or any other person or entity other than the Company the business of any person or entity which is a customer or client of the Company, or was a customer or client of the Company within one (1) year prior to the termination of her employment; or

(iii) Persuade or attempt to persuade any employee of the Company, or any individual who was an employee of the Company during the one (1) year period prior to the termination of this Agreement, to leave the Company’s employ, or to become employed by any person or entity other than the Company.

(b) Consultant acknowledges that the restrictive covenants (the “Restrictive Covenants”) contained in Sections 7 and 8 of this Agreement are a condition of her engagement and are reasonable and valid in geographical and temporal scope and in all other respects. If any court or arbitrator determines that any of the Restrictive Covenants, or any part of any of the Restrictive Covenants, is invalid or unenforceable, the remainder of the Restrictive Covenants and parts thereof shall not thereby be affected and shall remain in full force and effect, without regard to the invalid portion. If any court or arbitrator determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable because of the geographic or temporal scope of such provision, such court or arbitrator shall have the power to reduce the geographic or temporal scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

9. Injunctive Relief. Consultant agrees that any violation or threatened violation of any of the provisions of Section 7 or 8 of this Agreement shall cause immediate and irreparable harm to the Company. In the event of any breach or threatened breach of any of said provisions, Consultant consents to the entry of preliminary and permanent injunctions by a court of competent jurisdiction prohibiting Consultant from any violation or threatened violation of such provisions and compelling Consultant to comply with such provisions. This Section 9 shall not affect or limit, and the injunctive relief provided in this Section 9 shall be in addition to, any other remedies available to the Company at law or in equity or in arbitration for any such violation by Consultant. The provisions of Sections 7 and 8 of this Agreement shall survive any termination of this Agreement and Consultant’s consulting relationship pursuant to this Agreement

10. Miscellaneous.

(a) Any notice, consent or communication required under the provisions of this Agreement shall be given in writing and sent or delivered by hand, overnight courier or messenger service, against a signed receipt or acknowledgment of receipt, or by registered or certified mail, return receipt requested, or e-mail or similar means of communication (“electronic communication”) if receipt is acknowledged, to the parties at their respective addresses or to the telecopier number or e-mail address set forth on the signature page, with notice to the Company being sent to the attention of the individual who executed this Agreement on its behalf. Either party may, by like notice, change the person, address or email to which notice is to be sent.

(b) This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts executed and to be performed wholly within the State of Nevada, without regard to principles of conflicts of laws.  Each of the parties hereby irrevocably agrees to the non-exclusive jurisdiction of the courts of the State of Nevada and consents that any dispute between the parties may be litigated in and adjudicated upon by any appropriate court located in the State of Nevada.

(c) If any term, covenant or condition of this Agreement or the application thereof to any party or circumstance shall, to any extent, be determined to be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law, and any court having jurisdiction may reduce the scope of any provision of this Agreement, so that it complies with applicable law.

(d) This Agreement constitutes the entire agreement of the Parties as to the subject matter hereof, superseding all prior or contemporaneous written or oral understandings or agreements, including any and all previous employment agreements or understandings, all of which are hereby terminated, with respect to the subject matter covered in this Agreement. This Agreement may not be modified or amended, nor may any right be waived, except by a writing which expressly refers to this Agreement, states that it is intended to be a modification, amendment or waiver and is signed by both parties in the case of a modification or amendment or by the party granting the waiver. No course of conduct or dealing between the parties and no custom or trade usage shall be relied upon to vary the terms of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

(e) No party shall have the right to assign or transfer any of its or his rights hereunder except that the Company’s rights and obligations may be assigned in connection with a merger or consolidation of the Company or a sale by the Company of all or substantially all of its business and assets.

(f) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, executors, administrators and permitted assigns.

(g) The headings in this Agreement are for convenience of reference only and shall not affect in any way the construction or interpretation of this Agreement.

(h) This Agreement may be executed in counterparts, each of which when so executed and delivered will be an original document, but both of which counterparts will together constitute one and the same instrument.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Email	Signature

Email: DavidH@solarmaxtech.com	SOLARMAX TECHNOLOGY, INC.

	By:	/s/ David Hsu
	Name:	David Hsu
	Title:	CEO

Email: chingl@solarmaxtech.com
/s/ Ching Liu
Ching Liu

[Signature page of consulting agreement dated October 1, 2020, between SolarMax Technology, Inc.

and Ching Liu.]